Exhibit 10.6
REGIONAL MANAGEMENT CORP.
ANNUAL INCENTIVE PLAN
1. Purpose of the Plan
The purpose of the Plan is to enable the Company and its Subsidiaries to attract, retain, motivate and reward executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance or otherwise.
2. Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
     (a) “Affiliate” shall mean, with respect to any entity, any entity directly or indirectly controlling, controlled by, or under common control with, such entity.
     (b) “Board” shall mean the Board of Directors of the Company.
     (c) “Change in Control” shall mean the occurrence of any of the following events:
          (i) any Person or Group, other than the Permitted Holders, is or becomes the “beneficial owner” (as defined in rules 13d-3 and 13d-5 under the Act) directly or indirectly of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer, or otherwise;
          (ii) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the Person or Persons who were the “beneficial owners” of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction;
          (iii) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group other than the Permitted Holders; or
          (iv) during any period of 12 months, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

     (d) “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and guidance promulgated thereunder.
     (e) “Committee” shall mean the Compensation Committee of the Board (or a subcommittee thereof), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.
     (f) “Company” shall mean Regional Management Corp., a Delaware corporation.
     (g) “Covered Employee” shall have the meaning set forth in Section 162(m) of the Code.
     (h) “Disability” or “Disabled” shall, unless otherwise agreed by the Company (or any of its Affiliates) in a written employment agreement or employment letter with such Participant, or as specified in an Award Agreement, “Disability” shall have the meaning of such term as set forth in Section 409A. The Disability determination shall be in the sole discretion of the Committee.
     (i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor thereto.
     (j) “First Quarter” shall mean the period of calendar days during a given Performance Period that is equal to 25% of the full number of calendar days falling within such Performance Period.
     (k) “Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
     (l) “Participant” shall mean each officer of the Company and other key employee of the Company or any of its Subsidiaries whom the Committee designates as a participant under the Plan.
     (m) “Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.
     (n) “Performance Period” shall mean each fiscal year of the Company or such shorter period, as determined by the Committee.
     (o) “Permitted Holder” shall mean any and all of (i) Palladium Equity Partners III, L.P., a Delaware limited partnership or its Affiliates (“Palladium”), (ii) Parallel 2005 Equity Fund, L.P., a Delaware limited partnership or its Affiliates (“Parallel”), (iii) an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company, or (iv) any Group that includes Palladium or Parallel, or any Person with more than 50% of the combined voting power of the then outstanding voting securities of which are owned by Palladium, Parallel or any such Group.

     (p) “Plan” shall mean the Regional Management Corp. Annual Incentive Plan, as set forth herein and as may be amended and in effect from time to time.
     (q) “Section 409A” shall mean Section 409A of the Code and any rules, regulations and other official guidance promulgated thereunder.
     (r) “Service Recipient” means the Company, any of its Subsidiaries, or any of its Affiliates that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation).
     (s) “Share” shall mean a share of common stock of the Company.
     (t) “Subsidiary” shall mean a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).
3. Administration
     (a) The Plan shall be administered and interpreted by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary; provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan after giving effect to Treas. Reg. Section 1.162-27(f), the Plan shall, to the extent reasonably possible, be administered and interpreted by the Committee in a manner which would be expected to cause any award intended to be qualified as performance-based compensation under Section 162(m) of the Code to so qualify. The Committee shall establish the performance objective(s) for any Performance Period in accordance with Section 4 and certify whether and to what extent such performance objective(s) have been obtained. Any determination made by the Committee under the Plan shall be final, conclusive and binding on the Company, any of its Subsidiaries, any Participant and any other person dealing with the Plan.
     (b) The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or any of its Subsidiaries) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company. No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan other than as a result of such individual’s willful misconduct.
     (c) The Committee may delegate its authority under this Plan; provided that, to the extent Section 162(m) of the Code is applicable to the Company and the Plan (after giving effect to Treas. Reg. Section 1.162-27(f)), the Committee shall in no event delegate its authority with respect to the compensation of the Chief Executive Officer of the Company or any other individual whose compensation the Board or Committee reasonably believes may become subject to Section 162(m) of the Code.

4. Bonuses
     (a) Performance Criteria. No later than the last day of the First Quarter of a given Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code to the extent applicable to the Company and the Plan after giving effect to Treas. Reg. Section 1.162-27(f)), the Committee shall establish the performance objective or objectives that must be satisfied in order for a Participant to receive a bonus for each such Performance Period. Any such performance objective(s) will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) adjusted cash net income; (vii) adjusted cash net income per Share; (viii) net income per Share; (ix) book value per Share; (x) return on members’ or shareholders’ equity; (xi) expense management (including, without limitation, total general and administrative expense percentages); (xii) return on investment; (xiii) improvements in capital structure; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price; (xvii) market share; (xviii) revenue or sales (including, without limitation, net loans charged off and average finance receivables); (xiv) costs (including, without limitation, total general and administrative expense percentage); (xx) cash flow; (xxi) working capital; (xxii) multiple of invested capital (xxiii) total debt (including, without limitation, total debt as a multiple of EBITDA), and (xxiv) total return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.
     (b) Target Incentive Bonuses: Discretionary Bonuses.
          (i) No later than the last day of the First Quarter of a given Performance Period (or such other date as may be required or permitted under Section 162(m) of the Code to the extent applicable to the Company and the Plan after giving effect to Treas. Reg. Section 1.162-27(f)), the Committee shall establish target incentive bonuses for each individual Participant.
          (ii) The Committee may, in its sole discretion, grant such bonuses, if any, to such Participants, if any, as the Committee may determine, in respect of any given Performance Period, that is not subject to the requirements of Section 4(a) and (c) of this Plan.
     (c) Determination of Bonuses/Maximum Amount Payable. As soon as practicable after the applicable Performance Period ends, the Committee shall (x) determine (i) whether and to what extent any of the performance objective(s) established for the relevant Performance Period under Section 4(a) have been satisfied and certify to such determination, and (ii) for each Participant who is employed by the Company or one of its Subsidiaries as of the date on which bonuses under the Plan for the applicable Performance Period are payable, unless otherwise determined by the Committee (to the extent permitted under Section 162(m) of the Code, to the extent applicable to the Company and the Plan after giving effect to Treas. Reg. Section 1.162-27(f)), the actual bonus to which such Participant shall be entitled, taking into consideration the extent to which the performance objective(s) have been met and such other factors as the Committee may deem appropriate, and (y) cause such bonus to be paid to such Participant in accordance with Section 5. Any provision of this Plan notwithstanding, in no event shall any

Participant receive a bonus under this Plan in respect of any fiscal year of the Company in excess of $2,500,000.
     (d) Negative Discretion. Notwithstanding anything else contained in Section 4(c) to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under Section 4(c) based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 4(c); provided, however, that the Committee’s ability to exercise negative discretion pursuant to this Section shall be subject to all written agreements and contractual commitments made by the Company or any of its affiliates with respect to any Participant (whether pursuant to an employment agreement or otherwise).
     (e) Death or Disability. If a Participant dies or becomes Disabled prior to the date on which bonuses under the Plan for the applicable Performance Period are payable, such Participant may receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days that have elapsed during the Performance Period in which the Participant’s death or Disability occurs prior to and including the date of the Participant’s death or Disability and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.
     (f) Other Termination of Employment. Unless otherwise determined by the Committee and except as may otherwise be provided in Section 4(e) above, no bonuses shall be payable under this Plan in respect of any Performance Period to any Participant whose employment terminates prior to the last day of such Performance Period.
     (g) Partial Performance Period. To the extent permitted under Section 162(m) of the Code, to the extent applicable to the Company and the Plan (after giving effect to Treas. Reg. Section 1.162-27(f)), unless otherwise determined by the Committee, if a Participant is hired or rehired by the Company (or any of its Subsidiaries) after the beginning of a Performance Period (or such corresponding period if the Performance Period is not a fiscal year) for which a bonus is payable hereunder, such Participant may, if determined by the Committee, receive an annual bonus equal to the bonus otherwise payable to such Participant based upon actual Company performance for the applicable Performance Period or, if determined by the Committee, based upon achieving targeted performance objectives, multiplied by a fraction, the numerator of which is the number of days of active employment with the Company (or any of its Subsidiaries) during the Performance Period and the denominator of which is the total number of days in the Performance Period or such other amount as the Committee may deem appropriate.
     (h) Change in Control. In the event of a Change in Control, the Committee (as constituted immediately prior to the Change in Control) shall, in its sole discretion, determine whether and to what extent the performance criteria have been met or shall be deemed to have been met for the year in which the Change in Control occurs and for any completed Performance Period for which a determination has not yet been made under Section 4(c).

     (i) Forfeiture/Clawback. The Committee may, in its sole discretion, specify that the Participant’s rights, payments, and benefits with respect to a bonus payment made hereunder shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of such bonus. Such events may include, but shall not be limited to, termination of employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct; provided, however, that bonus opportunities granted prior to the date of any such event shall remain outstanding and payable pursuant to the terms of the Plan.
5. Payment
     (a) In General. Except as otherwise provided hereunder, payment of any bonus amount determined under Section 4 shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained or, in the case of any bonus payable under the provisions of Section 4(d), after the Committee determines the amount of any such bonus; provided, however, that in any event all payments made hereunder shall be in accordance with or exempt from the requirements of Section 409A.
     (b) Form of Payment. All bonuses payable under this Plan shall be payable in cash or, at the discretion of the Committee, in awards under the Company’s 2011 Stock Incentive Plan, as it may be amended from time to time.
6. General Provisions
     (a) Effectiveness of the Plan. The Plan shall become effective on the date on which it is adopted by the Board (the “Effective Date”), subject to the approval of the shareholders of the Company. It is anticipated that shareholders will vote to re-approve the Plan (after its initial approval) no later than the day of the first meeting of shareholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the initial public offering of the Company occurs.
     (b) Amendment and Termination. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided, however, that no such amendment, suspension, discontinuance or termination shall adversely affect the rights of any Participant in respect of any fiscal year which has already commenced, and, to the extent Section 162(m) of the Code is applicable to the Company and the Plan, no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as under Section 162(m) of the Code, if such amounts are otherwise intended by the Committee to be so qualified.
     (c) No Right to Continued Employment or Awards. Nothing in this Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries. No Participant shall have any claim to be granted any award, and there is no obligation for uniformity of treatment of Participants or beneficiaries. The terms and conditions of awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not the Participants are similarly situated).
     (d) No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any awards made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.
     (e) Nonalienation of Benefits. No Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan. The Company’s obligations under this Plan are not assignable or transferable except to (i) a corporation which acquires all or substantially all of the Company’s assets or (ii) any corporation into which the Company may be merged or consolidated. The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.
     (f) Withholding. A Participant may be required to pay to the Company or any of its Subsidiaries and the Company or any of its Subsidiaries shall have the right and is hereby authorized to withhold from any payment due under this Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any payment under this Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.
     (g) Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.
     (h) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws, and any and all disputes by a Participant relating to the Plan shall be brought only in a court of competent jurisdiction sitting in Wilmington, Delaware or the Delaware District Court.
     (i) Headings. Headings are inserted in this Plan for convenience of reference only and are to be ignored in a construction of the provisions of the Plan.
     (k) Compliance with Section 409A. The Plan is intended to comply with or be exempt from Section 409A and will be interpreted in a manner intended to comply with Section 409A. Notwithstanding anything herein to the contrary, if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A), if such payment or benefit is payable upon a separation from service with any Service Recipient. Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A.